Exhibit 10.33


                       INVOICE PURCHASE AND SALE AGREEMENT


     "Seller" means INTELLIGENT MEDICAL IMAGING INC. of 4360 Northlake Blvd., Suite 214, palm Beach Gardens, Florida 39410. "Buyer" means FINOVA CAPITAL CORPORATION DBA PATRIOT FUNDING, of 15 West 44th Street, New York, New York 10036-6611 ("Patriot"), it being understood that United and Patriot Funding are one and the same.

     1. The Seller hereby agrees to sell to the Buyer and the Buyer hereby agrees to purchase from the Seller such of the invoices of the Seller listed on a schedule made with respect hereto as are accepted by the Buyer. The Buyer's acceptance is evidenced by its failure to cross out and have a representative place his or her initials alongside a listed invoice. The invoices so purchased are called the "Invoices." The customers of the Seller are called "Account Debtors." "Account," "contract rights" and "general intangibles" have the meanings given to them by the New York Uniform Commercial Code.

     2. Unless otherwise agreed, the purchase price for an Invoice is 95% of the net amount thereof. The net amount of an Invoice shall mean the gross amount of the Invoice less any discount and sales or use tax pertaining thereto. The difference between the net amount of an Invoice and the purchase price is herein called the "Fee."

     3. The purchase price is payable as follows: (a) an amount equal to approximately 80% of the underlying Invoice (the "Down Payment") at the time of the acceptance of the Invoice by the Buyer and (b) the balance (the "Back End"), subject to the further terms hereof, upon payment of the Invoice by the Account Debtor, after allowing a reasonable time after the Buyer's receipt of a check for the clearance thereof and the Buyer's administrative needs (which time in the case of checks received on a Monday through Wednesday shall be deemed to end on the following Friday, and in the case of checks received on a Thursday or Friday shall be deemed to end on the Friday of the following week). Checks received by the Buyer after 1:00 p.m. on a business day shall be deemed received on the next business day. If more than one invoice is set forth on a schedule and accepted by the Buyer the group of such Invoices shall be deemed an Invoice for purposes of paragraph 2 and 3 hereof. If the payment by the Account Debtor exceeds the Down Payment plus the sums the Buyer is entitled to hereunder, the difference shall be paid to the Seller along with the Bank End.

     4. If an Account Debtor fails to pay an Invoice within 60 days after the purchase thereof, and such failure is due solely to the Account Debtor's "Insolvency," then the Buyer shall pay the balance of the purchase price, over and above the Down Payment, promptly after the expiration of such period. The "Insolvency" of an Account Debtor is the Account Debtor's voluntary or involuntary entry into proceedings under any Federal or State law looking to the adjustment or discharge of the debts of an insolvent, which proceedings have not been dismissed by the time payment from the Buyer is due. If an Account Debtor communicates a dispute concerning the goods or services underlying the Invoice and thereafter enters Insolvency, its failure to pay shall be deemed not due solely to the Account Debtor's Insolvency. Anything herein contained to the contrary notwithstanding, the Buyer may withhold payment of any Down Payment or Back End to cover (a) any breach by the Seller of any representation or warranty hereunder, (b) any such breach by the Seller which is reasonably anticipated by the Buyer or (c) any obligation of the Seller to the Buyer under any other agreement. Any amount so withheld may be applied by the Buyer to the liabilities of the Seller to the Buyer and shall, to the extent not so applied be paid over to the Seller when it reasonably appears to the Buyer that further retention of the sum is unnecessary. In determining the existence of a breach of representation or warranty hereunder, the Buyer may rely on any oral or written advice given it which it reasonably believes to be true until the Seller furnishes the Buyer with evidence of the falsity of such advice.

     5. The Seller represents and warrants (a) the Seller is and will be the sole and absolute owner of each Invoice, free of any lien or encumbrance, at the time of the sale thereof to the Buyer and at all times thereafter; (b) the amount of each Invoice is or will be correctly stated on the schedule given to the Buyer with respect thereto at the time the schedule is delivered to the Buyer, and at such time there shall be no contingency or condition with respect to the payment of such Invoice; (c) each Invoice will be paid in full on its due date or within 60 days after the Buyer's purchase thereof, whichever comes first, free of any offset, deduction or counterclaim except for reasons of the Account Debtor's Insolvency; and in the event the breach of such representation and warranty results in an Account Debtor's failure to pay an invoice within the time period set forth in Paragraph 4 hereof otherwise than by reason of the Account Debtor's Insolvency, then the Seller shall promptly pay the Buyer the Down Payment with respect to such Invoice and all other sums owing by it to the Buyer hereunder or any other agreement between the parties hereto; (d) it shall keep its business operating at a level of solvency, paying all its debts when due, including, without limitation, suppliers, rent taxes, salaries and wages; and (e) in the event the Seller shall receive any payments with respect to an Account after the Buyer is entitled to receive payment on such Invoice or Account, then the Seller shall immediately turn over such payment to the Buyer in the original form received by the Seller, together with an identification of the Invoice or Account to which the payment belongs. Amounts due the Buyer by reason of a breach of any representation or warranty shall bear interest at the rate of 24% per annum from the date of breach. The Buyer hereby appoints the Seller as the Agent of the Buyer to grant credits and allowances on Invoices up to 3% of the face amount of any Invoice involved, provided prompt notice of such credit or allowance is given to the Buyer and the balance of the Invoice is paid within 60 days of its due date.

     6. From the date of the Buyer's purchase of an Invoice, the Buyer shall have all the rights of an owner of the Invoice. As collateral for any and all liabilities of the Seller to the Buyer, the Buyer shall have a security interest in all of the Seller's present and future Accounts, contract rights and general intangibles and the proceeds thereof. The Buyer shall have all the right of a secured party as provided by law or hereunder with respect to such collateral. Without limiting the generality of the foregoing, it is understood the Buyer shall be entitled at any time and from time to time, and in such manner as it deems best, by itself or through any agent, (a) to verify the accuracy of any representation made hereunder or in connection with any transaction hereunder;
(b) to sign and file financing statements in its own name and the name of the Seller under the Uniform Commercial Code covering the Seller's Accounts or any of them; (c) to direct that payments be made directly to it on any Invoice or, after a breach by Seller of the terms hereof, on any Account; (d) to endorse any proceeds on Invoices or Accounts that may come into its possession to permit the Buyer to collect thereon; (e) if an event of default has occurred hereunder or in the Buyer's reasonable discretion a default appears imminent, then in the Buyer's sole discretion, to compromise any dispute relating to an Invoice or an Account; and (f) after a breach of any representation or warranty by Seller, to notify postal authorities to change the address for the delivery of mail to an address designated by Buyer, and to open and dispose of such mail. The Seller agrees to provide Buyer all assistance deemed necessary by Buyer in connection with the collection of any Invoices or Accounts.

     7. Seller agrees to pay Buyer on demand, all fees, expenses and charges incurred by Buyer in connection with its exercising any rights under the terms of this Agreement, including, without limitation, filing fees, search fees, the Buyer's then current charge for wires, check certification or like services, uncleared checks, statements, credit checks, messengers and the reasonable fees and expenses of Buyer's counsel in connection with the enforcement or defense of any term of this Agreement or in enforcing payment of an Invoice or Account. Seller shall also pay Buyer a $0 opening charge intended to cover Buyer's expenses in initiating the transactions envisioned hereby, which charge shall include searches and filing fees.

     8. In the event of a breach by the Seller of any term of this Agreement, then, upon the request of the Buyer, the Seller shall immediately pay to the Buyer all unpaid amounts owing by Account Debtors on all Invoices purchased by the Buyer from the Seller pursuant to the terms of this Agreement and the due date of all such Invoices shall be deemed accelerated to the date of such request. The Buyer shall promptly refund to the Seller any amount so paid in excess of the sums that the Buyer is entitled to hereunder.

     9. No failure or delay on the part of the Buyer in exercising any power or right under this Agreement, shall operate as a waiver thereof, nor shall any partial exercise of any such right or power or any abandonment or discontinuance of any steps to enforce such right or power preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Buyer hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. Notwithstanding the foregoing provisions of this paragraph, it is recognized that the Buyer will not rely on any immaterial breach of this Agreement, by itself, as the basis for terminating the Agreement or in accelerating the due date of any obligation of the Seller to the Buyer.

     10. Seller and Buyer agree that they are subject to, and hereby irrevocably submit to, the jurisdiction of the Courts of New York or any federal court sitting in New York, New York in connection with any suit, action or proceeding arising out of or relating to this Agreement.

     11. The parties hereto agree that any action, dispute, proceeding, claim or controversy between them, whether sounding in contract, tort or otherwise hereunder ("Dispute" or "Disputes") shall, at the Buyer's election, which election may be made at any time prior to the commencement of a judicial proceeding by the Buyer or in the event of a judicial proceeding instituted by the Seller, at any time prior to the last day to answer and/or respond to a summons and/or complaint of the Seller, be resolved by arbitration in accordance with the provisions of this paragraph and shall, at the election of the Buyer, include all disputes arising out of or in connection with this Agreement. Any election by the Buyer to require arbitration of any Dispute may be made without the Buyer thereby being required to arbitrate all Disputes between the parties, but only the specified Dispute with the effect of leaving to judicial determination any other Disputes. Any Dispute referred for arbitration shall be resolved by binding arbitration in accordance with Article 75 of the New York Civil Practice Law and Rules and the Commercial Arbitration rules of the American Arbitration Association ("AAA"). In the event of any inconsistency between such Rules and these arbitration provisions, these provisions shall supersede such Rules. All statutes of limitations which would otherwise be applicable shall apply to any arbitration proceeding under this paragraph. In any arbitration proceeding subject to this paragraph, the arbitration panel (the "arbitrator") is specifically empowered to decide (by documents only, or with a hearing, at the arbitrator's sole discretion) pre-hearing motions which are substantially similar to pre-hearing motions to dismiss and motions for summary adjudication. In any such arbitration proceeding, the arbitrator shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. Whenever an arbitration is required, the parties shall select an arbitrator in the manner provided in this paragraph. No provisions of, nor the exercise of any rights under, this paragraph shall limit the right of the Buyer (1) to foreclose against any real or personal property collateral through judicial foreclosure, by the exercise of the power of sale under a deed of trust, mortgage or other security agreement or instrument, pursuant to applicable provisions of the Uniform Commercial Code, or otherwise pursuant to applicable law, (2) to exercise self-help remedies including but not limited to set off and repossession, or (3) to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including but not limited to injunctive or mandatory relief or the appointment of a receiver, all in accordance with the provisions of this Agreement. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies or exercise of self-help remedies shall not constitute a waiver of the right of the Buyer, even if the Buyer is the plaintiff, to submit the Dispute to arbitration if the Buyer would otherwise have such right. Whenever an arbitration is required under this paragraph, the arbitrator shall be selected, except as otherwise herein provided, in accordance with the Commercial Arbitration Rules of the AAA. The Dispute shall be decided by a majority of three persons, at least two of whom shall be attorneys with at least five years' experience representing commercial banks, factors or commercial finance companies. The arbitrator shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrators' fees, and court costs) to the prevailing party. In the event of any Dispute governed by this paragraph, each of the parties shall, subject to the award of the arbitrator, pay an equal share of the arbitrator's fees.

     12. SELLER AND BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREIN OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR IN ANY COURSE OF CONDUCT, COURSE OF DEALING, OR ACTIONS OF THE SELLER OR BUYER.



Dated:   November           , 1998



                                   SELLER: INTELLIGENT MEDICAL IMAGING INC.


                                   By:
                                       -----------------------------------------


                                   BUYER: FINOVA CAPITAL CORPORATION DBA PATRIOT
                                            FUNDING


                                   By:
                                      ------------------------------------------

                                    GUARANTY


     The undersigned, jointly and severally, guaranty that (a) the Seller named in the aforesaid Invoice Purchase and Sale Agreement is and will be the sole and absolute owner of each purported Invoice sold to Buyer thereunder, free of any lien or encumbrance at the time of the sale thereof to the Buyer and at all times thereafter; (b) each such Invoice shall be bona fide, representing a sale by the Seller or the rendition of services by the Seller for the account debtor named therein in accordance with the underlying agreement between the account debtor and Seller for the amount and on the terms therein set forth and at the time of sale of the Invoices under the aforesaid agreement there shall be no contingency or condition with respect to the payment of such Invoice unless the Invoice involved has been designated a contingent sale on the schedule delivered with respect thereto as envisioned by a letter agreement between the Seller and the Buyer of even date herewith; (c) in the event the Seller shall receive any payments or checks representing payments with respect to any Invoice, or with respect to an account after the Buyer is entitled to receive payment on such Invoice or account, then the Seller shall immediately turn over such check or payment to the Buyer in the original form received by the Seller, together with an identification of the Invoice or account to which the check or payment belongs; and (d) in the event the Seller shall purport to grant any credit, adjustment or allowance with respect to an Invoice, it shall promptly notify the Buyer of the amount and reason therefor.

     The undersigned, jointly and severally, shall hold the Buyer harmless against any loss arising from a breach of the aforesaid guaranty and shall pay the amount of any loss to the Buyer on demand. Such loss shall be, in the case of a breach of subdivisions (a) or (b) of the aforesaid paragraph, the amount of the Invoice or purported Invoice involved, and in the case of a breach of subdivisions (c) or (d), the amount of the payment, check or credit, as the case may be.

     If the Buyer turns  enforcement  of this guaranty over to an attorney,  the
undersigned   shall  be  liable  for  such   attorney's   reasonable   fees  and
disbursements.

     Reference herein to the "agreement" or its Invoice Purchase and Sale Agreement shall include the aforesaid letter.

     IN ANY ACTION TOUCHING UPON THIS GUARANTY, THE UNDERSIGNED AND THE BUYER WAIVE TRIAL BY JURY.

Dated:   November 1998





---------------------------------
Guarantor's Signature

Gene Cochran
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Guarantor's Name


561-624-8147                    ###-##-####
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Guarantor's `phone #            Guarantor's Soc.Sec. #


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Guarantor's Address